                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant     |X|

Filed by a Party other than the Registrant     |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_|      Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))

                                ACETO CORPORATION
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

    (1)  Title of each class of securities to which transaction applies:
         Common Stock, par value $.01 per share

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                        LAKE SUCCESS, NEW YORK 11042-1215
                                 (516) 627-6000


                                                                October 25, 2002

Dear Fellow Shareholders:

         I take pleasure in inviting each of you to attend Aceto Corporation's Annual Meeting of Shareholders on Thursday, December 5, 2002 at 10:00 a.m. at the Company's offices, One Hollow Lane, Lake Success, New York. I am pleased to provide you with your Company's Annual Report and the Proxy Statement attached to this letter.

         I am also pleased that Ira S. Kallem and Hans C. Noetzli have each been nominated to be elected to our Board for the first time. Mr. Kallem, a CPA, is an accountant with Wiener, Frushtick & Straub, Certified Public Accountants, and Mr. Noetzli is the Chairman of Schweizerhall, Inc. and has more than 30 years of experience in the fine chemicals industry.

         At this year's Annual Meeting, you will be asked to re-elect five Directors and elect Messrs. Kallem and Noetzli as Directors for the first time.

         Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. You may vote your shares at the Annual Meeting by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope.

         I look forward to seeing you at the annual meeting.

                                        Sincerely,


                                        Leonard S. Schwartz
                                        Chairman of the Board and
                                        Chief Executive Officer

                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                        LAKE SUCCESS, NEW YORK 11042-1215
                                 (516) 627-6000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

         The Annual Meeting of Shareholders of Aceto Corporation will be held on Thursday, December 5, 2002, at 10:00 a.m. at the Company's offices indicated above, for the following purposes:

         1.       To elect a Board of Directors to serve for the ensuing year;

         2.       To ratify the adoption of the Company's 2002 Stock Option
                  Plan;

         3. To ratify the appointment of KMPG LLP as the Company's independent auditors for the current fiscal year; and

         4. To transact any other business that may properly come before the meeting.

         Shareholders of record at the close of business on September 16, 2002 are entitled to receive notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

                                        By Order of the Board of Directors


                                        Douglas Roth
                                        Chief Financial Officer and Secretary

Lake Success, New York
October 25, 2002

                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                        LAKE SUCCESS, NEW YORK 11042-1215
                                 (516) 627-6000

                                   -----------
                                 PROXY STATEMENT
                                   -----------

                               GENERAL INFORMATION


INFORMATION ABOUT PROXY SOLICITATION

         This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share (the "Common Stock"), of Aceto Corporation, a New York corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, December 5, 2002 at 10:00 a.m. (Eastern Standard Time), at the Company's offices, One Hollow Lane, Suite 201, Lake Success, New York 11042, and at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. At present, the Board of Directors knows of no other business which will come before the meeting.

         The Notice of Annual Meeting, Proxy Statement, and form of proxy will be mailed to Shareholders on or about October 25, 2002. The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, telegram, and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

REVOCABILITY AND VOTING OF PROXY

         A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Shareholders may revoke their proxies at any time before being voted. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no instructions are given, the proxies will be voted FOR the election of management's seven nominees for election as directors; FOR ratification of the adoption of the Company's 2002 Stock Option Plan; and FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2003.

RECORD DATE AND VOTING RIGHTS

         Only stockholders of record at the close of business on September 16, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof. On September 16, 2002, the Company had outstanding 6,539,709 shares of Common Stock, each of which is entitled to one vote upon matters presented at the meeting.

         Votes cast at the meeting will be tabulated by persons appointed as inspectors of election of the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as "present" at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

         Under New York law, (i) a plurality of the votes cast at the Annual Meeting is necessary to elect directors, and (ii) the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the adoption of the Company's 2002 Stock Option Plan and to ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

         Shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum. Broker non-votes occur when a broker nominee (which has voted on one or more matters at a meeting) does not vote on one or more other matters at a meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. Shares represented by proxies designated as broker non-votes, however, will not be treated as being cast for purposes of determining the outcome of a vote on any matter.

         A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's office, One Hollow Lane, Lake Success, New York 11042, during business hours, for a period of 10 days prior to the Annual Meeting for examination by any shareholder. Such list will also be available at the Annual Meeting.

QUORUM

         The presence, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on September 16, 2002 is necessary to constitute a quorum at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
NOMINEES

         The Company's Board of Directors consists of seven Directors, each one of which serves for a one year term and until their successors are duly elected and qualified. At this year's Annual Meeting, five persons are standing for reelection. In addition, Ira S. Kallem and Hans C. Noetzli have each been nominated to be elected to the Board.

         Proxies not marked to the contrary will be voted "FOR" the election of the following seven persons:


      NAME                        AGE              POSITION                   DIRECTOR SINCE
     ------                      -----     ------------------------         ------------------
Leonard S. Schwartz (1)           56       Chairman, President and CEO              1991
Samuel I. Hendler (1)             80       Director                                 1990
Robert A. Wiesen (1)(2)           51       Director                                 1994
Stanley H. Fischer (1)            59       Director                                 2000
Albert L. Eilender (1)(2)(3)      59       Director                                 2000
Ira S. Kallem (3)                 54       Nominee for Director                       -
Hans C. Noetzli (3)               61       Nominee for Director                       -

----------------------------------------------------------------------------------------

(1) Member of the Executive Compensation Committee
(2) Member of the current Audit Committee
(3) Will be a member of the Audit Committee if elected as a Director

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

         LEONARD S. SCHWARTZ. Mr. Schwartz has served as Chairman and Chief Executive Officer of the Company since July 1, 1997 and President since July 1, 1996. After joining the Company in 1969, Mr. Schwartz, a chemist by training, developed the Company's industrial chemicals business and had a key role in the management of the Company's subsidiaries.

         SAMUEL I. HENDLER. Mr. Hendler has been engaged in the private practice of law in New York since 1949 and has been retained as counsel to the Company for more than 50 years. Mr. Hendler is Secretary, a director and counsel to Pneumercator Company, Inc., a privately held company based in Farmingdale, New York. Mr. Hendler is a member of the Corporation Law Committee and the Securities Banking Law Committee of the Nassau County Bar Association.

         ROBERT A. WIESEN. Mr. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria. He joined this law firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law.

         STANLEY H. FISCHER. Mr. Fischer is President of Fischer and Burstein P.C., a law firm. Mr. Fischer received a J.D. degree from New York University School of Law. He has been a practicing attorney for more than 30 years and has advised and represented corporate entities in matters relative to internal matters, mergers, acquisitions, real estate and litigation. He is a member of the American Bar Association, the New York Bar Association, the Association of the Bar of the City of New York, the Association of Trial Lawyers of America, New York State Trial Lawyers and the Nassau County Bar. He is a member of various professional committees including the International Law Section of the New York State Bar.

         ALBERT L. EILENDER. Mr. Eilender is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the Chemical Industry. He has more than 30 years of diverse Senior Level experience in the Specialty Chemicals and Pharmaceutical industry and has had direct P&L responsibility for managing businesses up to $300 million, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally. He has also served on the boards of numerous industry trade associations during his career.

         IRA S. KALLEM. Mr. Kallem has been a managing accountant, part-time, at Wiener, Frushtick & Straub, Certified Public Accountants, since September 2000. In June 1994, Mr. Kallem co-founded Mateo Express, Inc., an international money transfer company and served as Chief Financial Officer and Director until May 2002. Previously, he was a Senior Partner at Shine & Company, Certified Public Accountants.

         HANS C. NOETZLI. Mr. Noetzli is the Chairman of Schweizerhall, Inc., a wholly owned subsidiary of Schweizerhall Holding AG, Basel, Switzerland. Mr. Noetzli holds a degree in Business Administration. He has more than 30 years experience in the Fine Chemicals Industry. Prior to assuming his present position, he served in many executive functions of the Alusuisse-Lonza Group, among them as CEO of Lonza Inc. for 16 years and was a member of the Executive Committee of the worldwide Alusuisse-Lonza Group located in Zurich, Switzerland. He also served on the Board of Directors of the Chemical Manufacturing Association, the Swiss-American Chamber of Commerce, New York, as well as other industry associations. Currently, he is a member of the Board of Directors of IRIX Pharmaceuticals, Inc., a privately owned developer and manufacturer of active pharmaceutical ingredients.

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND SENIOR EXECUTIVES.

         During the Company's fiscal year ended June 30, 2002, the Board of Directors held four meetings. Each Director, other than Hans-Peter Schaer, attended more than seventy-five percent (75%) of the Board meetings and meetings of the Board committees on which he served. The Company does not have a standing nominating committee, the functions of which are performed by the entire Board.

         During the Company's fiscal year ended June 30, 2002, the Executive Compensation Committee of the Board met four times. The Executive Compensation Committee has the power to establish base salaries and annual incentives, and to recommend grants of stock options and other long-term incentives.

         During the Company's fiscal year ended June 30, 2002, the Audit Committee of the Board met four times. The Audit Committee has the responsibility of recommending the engagement of independent auditors and reviewing and considering actions of management in matters relating to audit functions. The Committee reviews, with independent auditors, the scope and results of its audit engagement, the system of internal controls and procedures and reviews the effectiveness of procedures intended to prevent violations of laws. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee has recommended the selection of KPMG LLP as independent auditors for the fiscal year ended June 30, 2003.

         No director or senior executive of the Company is related to any other director or senior executive. None of the Company's officers or nominees for director hold any directorships in any other public company. If the nominees are elected, the Company's Executive Committee will be comprised of Messrs. Schwartz (Chairman), Eilender, Fischer, Hendler and Wiesen, and the Company's Audit Committee will be comprised of Messrs. Eilender (Chairman), Noetzli and Kallem.

STATEMENT ON CORPORATE GOVERNANCE

         We regularly monitor developments in the area of corporate governance. We are studying the new federal laws affecting this area, including the Sarbanes-Oxley Act of 2002, as well as rules proposed by the SEC and the National Association of Securities Dealers. We will comply with all the applicable new rules and will implement other corporate governance "best practices" as we deem appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16 of the Exchange Act, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended June 30, 2002.


SUMMARY COMPENSATION TABLE


                                         ANNUAL COMPENSATION                           LONG TERM COMPENSATION


NAME AND                            YEAR      SALARY         BONUS           RESTRICTED      OPTIONS/              ALL OTHER
PRINCIPAL POSITION                                                              STOCK           SARS             COMPENSATION(1)
                                                                                AWARDS

Leonard S. Schwartz                 2002     $354,332       $584,527           $26,073        10,000                 $65,642
  President, Chairman               2001      340,704        495,000            90,000           -                    64,865
   and Chief Executive              2000      339,715        519,246            65,754           -                    63,515
        Officer

Frank DeBenedittis                  2002      203,625        196,622             8,378         4,000                  37,827
  Senior Vice President             2001      186,520        160,613             9,387         2,500                  36,406
                                    2000      184,896        147,334            11,250           -                    34,595

Vincent Miata                       2002      202,129        160,000               -           4,000                  35,502
  Senior Vice President             2001      172,908        170,000               -           2,500                  35,725
                                    2000      172,407        170,000               -             -                    34,400

Axel Mueller (2)                    2002      202,003        120,000            30,000         3,000                  27,030
  Vice President, International     2001       50,001         30,000             7,500         2,500                   3,047

Michael Feinman                     2002      164,836         78,006            16,994         4,000                  27,367
  President, Aceto Agricultural     2001      157,207         95,862             4,138         2,500                  27,488
    Chemicals Corp.                 2000      150,604         66,375             2,625           -                    23,427

(1) Represents contributions to retirement plans

(2) Dr. Mueller's employment with the Company commenced March 26, 2001

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 2002 to the named executives.

                                                                                                        POTENTIAL REALIZABLE
                               NUMBER OF           % OF TOTAL                                             VALUE AT ASSUMED
                               SECURITIES           OPTIONS                                                ANNUAL RATES OF
                               UNDERLYING          GRANTED TO        EXERCISE OR                             STOCK PRICE
                            OPTIONS GRANTED        EMPLOYEES         BASE PRICE        EXPIRATION         APPRECIATION FOR
           NAME              (# OF SHARES)       IN FISCAL YEAR        ($/SH)             DATE             OPTION TERM (1)
         --------          -----------------    ----------------    -------------     ------------     ----------------------
                                                                                                           5%          10%
                                                                                                       ----------  ----------
Leonard S. Schwartz            10,000 (2)              8%               $9.84           12/06/11         $61,883    $156,824
Frank DeBenedittis              4,000 (2)              3%                9.84           12/06/11          24,753      62,730
Vincent Miata                   4,000 (2)              3%                9.84           12/06/11          24,753      62,730
Axel Mueller                    3,000 (2)              2%                9.84           12/06/11          18,565      47,047
Michael Feinman                 4,000 (2)              3%                9.84           12/06/11          24,753      62,730
---------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts illustrate value that might be realized upon exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Aceto of possible future appreciation of the stock price of Aceto.
(2) On December 6, 2001, the Company granted non-qualified stock options to Messrs. Schwartz, DeBenedittis, Miata, Mueller and Feinman to purchase common stock of the Company under the Company's 1998 Omnibus Equity Award Plan. All of these options vest one year from the date of grant.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The following table contains information regarding the exercise of stock options by the named executives in the fiscal year ended June 30, 2002 and the value of unexercised options held by such persons on June 30, 2002.


                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT FY-
                           SHARES                         OPTIONS AT FY-END (#)                   END (1)
                          ACQUIRED                      ------------------------       -----------------------------
                            ON                                EXERCISABLE/                     EXERCISABLE/
        NAME              EXERCISE     VALUE REALIZED         UNEXERCISABLE                   UNEXERCISABLE
     ----------          ----------   ----------------  ------------------------       -----------------------------
Leonard S. Schwartz         7,500         $16,650         165,000      130,000             $301,350      $207,400
Frank DeBenedittis          3,000           5,610          23,500        4,000               28,195         3,280
Vincent Miata                 -               -            23,500        4,000               28,195         3,280
Michael Feinman               -               -            17,250        4,000               21,715         3,280
Axel Mueller                  -               -             2,500        3,000                5,088         2,460

--------------------------------------------------------------------------------------------------------------------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of common stock underlying the option by the difference between the exercise price of the option and the closing price of the Company's common stock on June 30, 2002 ($10.66).

COMPENSATION OF DIRECTORS

         Directors of the Company who are not also employees receive $20,000 per year for serving on the Board of Directors plus $1,000 for each committee meeting attended. Directors of the Company who are also employees are not compensated for their services as Directors.

         On December 6, 2001, the Company granted each of Messrs. Eilender, Hendler, Schaer, Schlesinger, Wiesen and Fischer 2,000 non-qualified stock options pursuant to the 1998 Omnibus Equity Award Plan. Each option vests one year from the date of grant, is exercisable at $9.84 and expires 10 years from the date of grant.

EMPLOYMENT AGREEMENTS

         On March 26, 2001, in conjunction with Aceto's acquisition of Schweizerhall Pharma, a subsidiary of the Company entered into an employment contract with Dr. Axel Mueller. The contract has a term of three years, with an initial salary of $200,000 plus annual increases at a rate equal to that which other senior Aceto executives receive and a minimum annual bonus of $125,000 (including restricted stock awards). In addition, Dr. Mueller received an option for 2,500 shares of Aceto's common stock at 100% of the Fair Market value at that date. Dr. Mueller is also to be provided with an automobile for his use.

         The Company has no other employment agreements with its senior executives.

LIMITS ON LIABILITY AND INDEMNIFICATION

         The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Articles of Incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Members of the Executive Compensation Committee, with the exception of Leonard S. Schwartz, have never served as officers or employees of the Company or any of our subsidiaries. During the last fiscal year, none of our senior executives served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Committee of the Board of Directors, whose members are Leonard S. Schwartz (Chairman), Stanley H. Fischer, Samuel I. Hendler, Albert L. Eilender and Robert A. Wiesen, functions as the Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its stockholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry. The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (awards under the Company's Stock Option Plans).

Base salaries are set at levels competitive with the chemical industry. Because of the way the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The Chief Executive Officer (CEO) also is the Chairman of the Board, President and Chief Operating Officer of the Company. The bonuses paid to the CEO and to the Secretary/Treasurer, who is the Chief Financial Officer (CFO), are intended to reflect the Company's overall performance (excluding extraordinary events).

The four highest paid executives, other than the CEO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center's profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individual's own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on this data, also taking into account the long term contributions of each individual.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

The CEO's compensation was determined on the basis of the same factors utilized to compensate other executives, taking into consideration total compensation comparisons of top executives of corporations considered to be in the Company's peer group.

Submitted September 5, 2002 by members of the Executive Compensation Committee

Leonard S. Schwartz, Chairman
Albert L. Eilender
Stanley H. Fischer
Samuel I. Hendler
Robert A. Wiesen

                          REPORT OF THE AUDIT COMMITTEE

         We operate in accordance with a written charter adopted by the Board of Directors, a copy of which was disseminated to stockholders as Appendix 1 to the Proxy Statement for the December 7, 2000, annual meeting of stockholders. We met with KPMG LLP ("KPMG"), the independent auditors both with and without management present, to review the scope and results of the audit engagement, the system of internal controls and procedures, and the effectiveness of procedures intended to prevent violations of laws and regulations. We reviewed all services performed by KPMG for the Company in the fiscal year ended June 30, 2002, within and outside the scope of the quarterly reviews and annual auditing functions.

         We received the following information concerning the fees of the independent auditors for the fiscal year ended June 30, 2002, and considered whether the provision of these services is compatible with maintaining the independence of the independent auditors:


         (a)  AUDIT FEES (including review of 10-Qs) . . . . . . . . . . . . . . . . . $267,000;

         (b)  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES . . . . . . $    -0-;

         (c)  ALL OTHER FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 343,000
              for advisory services related principally to tax consultation services, business consulting services and transaction support services.

         We reviewed and discussed the audited financial statements for the fiscal year ending June 30, 2002, with management, and discussed with KPMG the matters required to be discussed by SAS 61(Codification of Statements on Auditing Standards, AU Sec. 380) as amended. We also received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1, which letter states that they are independent accountants with respect to the Company. We discussed with KPMG their independence. Based on our review and discussions, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 2002, for filing with the Securities and Exchange Commission.

         We have reviewed our charter and determined that it continues to state appropriate guiding principles for us.

         Our committee is composed solely of members who are independent and have the expertise to serve on the Audit Committee pursuant to all relevant criteria including Rule 4200(a)(15) of the NASD listing standards.

          Submitted September 5, 2002 by members of the Audit Committee


John H. Schlesinger, Chairman
Albert L. Eilender
Robert A. Wiesen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 16, 2002, the number and percentage of shares of outstanding Common Stock owned by each named senior executive, and director and each person that to the best of the Company's knowledge owns more than 5% of the Company's issued and outstanding Common Stock, and all named officers and directors as a group:


     NAME AND ADDRESS OF           NUMBER OF SHARES         EXERCISABLE STOCK          TOTAL BENEFICIAL          PERCENT (4)
     BENEFICIAL OWNER (1)         BENEFICIALLY OWNED           OPTIONS (3)                 OWNERSHIP
                                   (EXCLUDING STOCK
                                     OPTIONS) (2)
 ----------------------------    --------------------      -------------------        ------------------        -------------
Leonard S. Schwartz                     63,406                   165,000                    228,406                 3.4%

Frank DeBenedittis                       7,527                    23,500                     31,027                   *

Vincent Miata                           12,704                    23,500                     36,204                   *

Michael Feinman                          3,701                    17,250                     20,951                   *

Axel Mueller                             3,624                     2,500                      6,124                   *

Samuel I. Hendler                        5,622                     4,000                      9,622                   *

Robert A. Wiesen                           301                     4,000                      4,301                   *

Stanley H. Fischer                          --                     2,000                      2,000                   *

Albert L. Eilender                       3,000                     1,000                      3,000                   *


T. Rowe Price Associates, Inc.         686,800(5)                                           686,800                10.5%
100 East Pratt Street
Baltimore, MD  21202


Schweizerhall Holding AG               600,000(6)                                           600,000                 9.2%
229-245/P.O Box CH-4013
Basel, Switzerland

Eubel Brady & Suttman Asset            494,916(7)                                           494,916                 7.6%
Management, Inc.
Mark E. Brady
Robert J. Suttman
Ronald L. Eubel
William Hazel
Bernie Holtgrieve
777 Washington
Village Drive
Dayton, OH 45459


     NAME AND ADDRESS OF           NUMBER OF SHARES         EXERCISABLE STOCK          TOTAL BENEFICIAL          PERCENT (4)
     BENEFICIAL OWNER (1)         BENEFICIALLY OWNED           OPTIONS (3)                 OWNERSHIP
                                   (EXCLUDING STOCK
                                     OPTIONS) (2)
 ----------------------------    --------------------      -------------------        ------------------        -------------

Private Capital Management             493,784(8)                                           493,784                 7.6%
3003 Tamiami Trail
North Naples, FL  34103

Dimensional Fund Advisors Inc.         428,208(9)                                           428,208                 6.5%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Delphi Management                      349,200(10)                                          349,200                 5.3%
50 Rowes Wharf
Suite 540
Boston, MA 02110

All named officers and                  99,885                   242,750                    342,635                 5.1%
directors as a group

--------------------------------------------------------------------------------------------------------------

* Less than 1%.
(1) Unless otherwise indicated, the business address of each person is in care of the Company, One Hollow Lane, Lake Success, New York 11042.
(2) Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as owned by him.
(3) For purposes of the table, a person is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days after the record date. Any share which such person has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person, but it is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(4)      Based on 6,539,709 shares issued and outstanding as of the record date.
(5) Based on information provided by T. Rowe Price Associates, Inc., a registered investment adviser which furnishes investment advice to investment companies and individual and institutional clients. T. Rowe Price Associates has the sole dispositive power for the entire holding of 686,800 shares and sole voting power for 48,800 shares. The total shares held of 686,800 shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. (which owns 575,000 shares representing 8.8% of the shares outstanding), which T. Rowe Price Associates (Price Associates) serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6) Includes 400,000 shares issued to Schweizerhall Holding AG, a corporation organized under the laws of Switzerland, in connection with the Company's March 26, 2001 acquisition of the Schweizerhall Pharma distribution division of Schweizerhall Holding AG, and 200,000 shares issued to Schweizerhall, Inc., a New Jersey corporation and wholly owned subsidiary of Schweizerhall Holding

         AG, in connection with the Company's March 26, 2001 acquisition of certain assets relating to the pharmaceutical ingredients business of Schweizerhall, Inc.
(7) Based on information provided by Eubel Brady & Suttman Asset Management, Inc., a registered investment adviser, as of September 19, 2002.
(8) Based on information provided by Private Capital Management, a registered investment adviser which furnishes investment advice to investment companies and individual and institutional clients. Private Capital Management has shared voting and dispositive power with respect to all these shares.
(9) Based on information provided by Dimensional Fund Advisors Inc. ("Dimensional"), an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as an investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 428,208 shares of Aceto Corporation stock as of June 30, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.
(10) Based on information provided by Delphi Management Inc., as of September 19, 2002

                                PERFORMANCE GRAPH

         The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on our common stock with (b) the total return on the Standard & Poors 500 Index and (c) the total return on a published line-of-business index - the Dow Jones Chemicals Index (the "Peer Group").

         The following graph assumes that $100 had been invested in each of the Company, the Standard & Poors 500 Index and the Peer Group on June 30, 1997.

                   5-YEAR CUMULATIVE TOTAL RETURN COMPARISION
                            AMONG ACETO CORPORATION,
               THE S&P 500 INDEX AND THE DOW JONES CHEMICALS INDEX

                              ACETO                            DOW JONES
                           CORPORATION        S&P INDEX        CHEMICALS
         June 30, 1997         100               100              100
         June 30, 1998         170               130              110
         June 30, 1999         123               160              114
         June 30, 2000         121               171               85
         June 30, 2001         114               146               96
         June 30, 2002         125               120              103


                     ASSUMES $100 INVESTED ON JUNE 30, 1997
                          ASSUMES DIVIDEND REINVESTMENT
                        FISCAL YEAR ENDING JUNE 30, 2002

         The preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the

SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Stanley H. Fischer, a director of the Company, is President of Fischer and Burstein, P.C., a law firm which serves as counsel to the Company on various corporate matters. During fiscal 2002, the Company paid $162,057 to Fischer and Burstein, P.C. for legal services rendered to the Company.

         Samuel I. Hendler, a director of the Company, also serves as legal counsel to the Company on various corporate matters. During fiscal 2002, the Company paid $75,505 to Mr. Hendler for legal services rendered to the Company.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE SEVEN DIRECTORS.

                                  PROPOSAL TWO

RATIFY THE ADOPTION OF THE COMPANY'S 2002 STOCK OPTION PLAN.

         We are asking you to ratify the adoption of the Company's 2002 Stock Option Plan ("Plan") which will enable us to grant stock options, either in incentive stock options or non-qualified stock options, restricted stock awards or other stock based awards ("Awards") totaling up to 500,000 shares of our common stock. The Board has adopted the Plan, subject to your ratification at the Annual Meeting.

SUMMARY OF THE PLAN

         We summarize below certain key provisions of the Plan. Because it is a summary, it may not contain all the information that is important to you. Before you decide how to vote, you should review the full text of the Plan, which we have included as Exhibit A.

                    DESCRIPTION OF THE 2002 STOCK OPTION PLAN

PURPOSES AND ELIGIBILITY

         The purposes of the Plan are to attract, retain and motivate eligible participants to compensate them for their contributions to our growth and profits and to encourage them to own Aceto common stock. The Aceto Corporation 2002 Stock Option Plan authorizes the issuance of certain awards to such individuals. Eligible participants are employees (including officers and directors of the company or its affiliates), non-employee directors, advisors, consultants or independent contractors to the Company or its affiliates.

SHARES AVAILABLE, OVERALL LIMIT

         A total of 500,000 shares of common stock will be authorized for issuance under the Plan. We will adjust the number of shares available for issuance under the Plan if there are changes in our capitalization, including (but not limited to) stock dividends, stock splits, a merger, reorganization or similar transactions. We may issue new shares or treasury shares or both. Treasury shares are shares that we previously issued and subsequently repurchased and are holding in our treasury.

ADMINISTRATION

         The Plan will be administered by the Board. The Executive Committee of the Board will make recommendations to the Board as to which participants from among the eligible participants shall receive awards and determines the form, terms and conditions of awards. The Board makes all awards under the Plan, and has sole discretion with regard to any award.

AWARDS GENERALLY

         The Plan authorizes the following awards based upon Aceto common stock: stock options; restricted stock; or other stock-based awards the Committee determines to be consistent with the purposes of the Plan and the interests of Aceto. The Board determines vesting, exercisability, payment and other restrictions that apply to an award. Vesting means the individual has the right to the award.

CHANGE IN CONTROL

         A change in control of Aceto (generally a merger or consolidation into another company or a "person" becoming beneficial owner of 20% or more of Aceto's voting stock without concurrence of the Board) will cause all outstanding awards to vest, become immediately exercisable, and have all restrictions lifted. (The change in control provision could be viewed as having an anti-takeover consequence, in that it could have a deterrent effect against a hostile takeover).

STOCK OPTIONS

         All stock options issued will be either incentive stock options or non-qualified stock options. The exercise price per share shall be not less than the fair market value of Aceto common stock on the date of grant and may not be exercisable less than six months from the date it is granted. The exercise price of a stock option may be paid in cash or previously owned stock or both, or such other means as the committee may prescribe.

         Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee which first become exercisable may not exceed $100,000 in any calendar year. The foregoing limitation does not apply to NQSOs.

         Initially, each option will be exercisable over a period, determined by the Board in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board and set forth in option agreements evidencing the grant of such options. The Board may grant options with vesting schedules based on the Company's publicly traded share price exceeding predetermined levels for designated periods of time and/or the passage of time so that the option becomes fully exercisable in installments.

         The exercise price of options granted pursuant to the Plan is determined by the Board, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company's Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company's Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and (iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Board may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

         Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

RESTRICTED STOCK AWARDS

         Restricted Stock awards may be awarded to an eligible participant in lieu of a portion of cash bonus earned by the participant. These restricted shares will vest over a period of years as determined by the Board at the time of grant and will not be transferable until vested. In addition, awards of Restricted Stock may have a premium paid in additional shares when fully vested. There may be other restrictions as the Board may determine.

OTHER EQUITY AWARDS

         The Board upon recommendation of the Committee has the authority to specify the terms and provisions of other forms of equity-based awards or equity-related awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of Aceto.

STOCK OWNERSHIP GUIDELINES

         One of the objectives of the Plan is that certain designated employees be stockholders. The Plan contains guidelines for stock ownership, relative to the positions and base salaries of the employees involved. Restricted Stock awards can be used to satisfy these requirements.

TERMINATION

         No awards shall be made after ten years from September 5, 2002, assuming the adoption of the Plan is ratified by the Company's shareholders.

AMENDMENT

         We may amend or terminate the Plan at any time. However, we must obtain stockholder approval to increase the maximum number of shares issuable or reduce the exercise price of a stock option.

         Also, we may not amend or terminate the 2002 Stock Option Plan without an employee's consent if it would adversely affect an employee's rights to previously-granted awards.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         INCENTIVE STOCK OPTIONS. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

         Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

         NON-QUALIFIED STOCK OPTIONS. An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE 2002 STOCK OPTION PLAN.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company has engaged KPMG LLP as its principal independent public accountants to perform the audit of the Company's financial statements for the fiscal year ending June 30, 2003. KPMG LLP has audited the Company's financial statements since 1971. Management recommends that KPMG LLP be ratified as the principal accounting firm to be utilized by the Company throughout the year ending June 30, 2003.

         The Company anticipates that representatives of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of KPMG LLP will be afforded an opportunity to make a statement if they so desire.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE 2003 FISCAL YEAR.

SHAREHOLDER PROPOSALS

         All shareholder proposals which are intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company no later than June 19, 2003, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Douglas Roth
                                        Chief Financial Officer and Secretary

Dated: October 25, 2002

                                                                       EXHIBIT A
                                ACETO CORPORATION
                             2002 STOCK OPTION PLAN


SECTION 1. PURPOSE.

         Aceto Corporation, Inc. ("Aceto" or the "Company") hereby establishes the Aceto Corporation 2002 Stock Option Plan. The purposes of the Aceto Corporation 2002 Stock Option Plan (the "Plan"), are to attract, retain and motivate Eligible Participants, as defined below, to compensate them for their contributions to the Company's growth and profit and to encourage them to own the Company's common stock, thereby promoting the interests of the Company and its stockholders.

SECTION 2. DEFINITIONS.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company; (ii) a subsidiary of the Company; and (iii) any entity in which the Company has a significant equity or business interest, in each case as determined by the Board.

         "Award" shall mean any Option, Restricted Stock Award, or other stock-based Award.

         "Award Agreement" shall mean any written instrument or document evidencing any Award, which may, but need not be, executed by an Eligible Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control" shall be deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company,) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company's then outstanding securities shall not constitute a change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) through (iv) occur the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Committee" shall mean a committee of the Board designated by the Board to make recommendations to the Board with regard to Awards. Until otherwise determined by the Board, the Executive Committee of the Board (which serves as the Executive Compensation Committee) shall be the Committee under the Plan.

         "Common Stock" shall mean shares of the Company's common stock, $.01 par value.

         "Eligible Participant" shall mean an employee of the Company or any Affiliate. Such term shall also mean any non-employee director, adviser, consultant or independent contractor to the Company or any Affiliate, and any reference to employment or termination of employment under the Plan shall be deemed to apply to such director, adviser, consultant or independent contractor, for the purpose of the Plan only, as if the services of such person constitute employment services.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Executive Officer" shall mean, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "Fair Market Value" of a share of the Company's Common Stock for any purpose on a particular date shall be the last reported sale price per share of Common Stock on the principal stock exchange on which the Common Stock is traded, or if such exchange was closed on such day, or if it was open but no such sale took place on such day, then on the preceding day that the Common Stock was traded on such exchange.

         "Incentive Stock Option" shall mean an Option which meets the requirements of Section 422 of the Code.

         "Non-Qualified Stock Option" shall mean an Option which does not meet the requirements of Section 422 of the Code.

         "Option" shall mean an Incentive Stock Option or Non-Qualified Stock Option.

         "Participant" shall mean any Eligible Participant selected by the Board to receive an Award under the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

         "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

         "Shares" shall mean shares of the Common Stock, $ .01 par value, of the Company.

SECTION 3. ADMINISTRATION.

         (a) Authority of Committee. The Committee shall, subject to the terms of the Plan and applicable law, make recommendations to the Board with regard to
(i) designation of Participants; (ii) the type or types of Awards to be granted to an Eligible Participant; (iii) the number of Shares to be covered by Awards;
(iv) terms and conditions of Awards; and (v) unless otherwise expressly provided in the Plan, designations, determination, interpretations, and suggested decisions with respect to the Plan or any Award.

         (b) Authority of Board. All Awards under the Plan shall be made by the Board, which shall have full authority to accept, reject or modify any recommendations of the Committee. All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

         (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be five hundred thousand (500,000). If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan are forfeited, or if such an Award terminates or is canceled without the delivery of shares, then the Shares covered by such Award, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

         (b) Adjustments. In the event that any dividend (other than regular dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then adjustment shall be made, in such manner as shall be equitable, of (i) the number of Shares with respect to which Awards may be granted, (ii) the number of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, provided, that with respect to any Award no such adjustment shall be made to the extent that such adjustment would be inconsistent with the Plan's meeting the requirements of
Section 162(m) of the Code, as from time to time amended.

         (c) Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. ELIGIBILITY.

         Any employee (including an officer, Executive Officer or director) of the Company or any Affiliate, including any non-employee director, advisor, consultant or independent contractor to the Company or any Affiliate, shall be an Eligible Participant. To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Board may, without amending this Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 6. STOCK OPTIONS - TERMS AND CONDITIONS.

         All Options granted under the Plan shall be either Incentive Stock Options or Non-Qualified Stock Options and shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan and such other provisions as they may contain including:

         (a) Price. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of Award.

         (b) Period. The Board, upon recommendation of the Committee may establish the term of any Option award under the Plan, provided, however, that an Option shall expire no later than 10 years from the date of Award, and may not be exercisable less than six months from the date it is granted.

         (c) Time of Exercise. The Board, upon recommendation of the Committee, may grant Options to Participants with vesting schedules based on the Company's publicly traded share price exceeding predetermined levels for designated periods of time, and/or the passage of time, such that the Option becomes fully exercisable in a series of installments. The Board, upon recommendation of the Committee, may also establish other conditions of exercise and may accelerate the exercisability of any Option granted to a Participant under the Plan.

         (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price in cash, or its equivalent, or by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

         (e) Exercise. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company. A Participant shall not have any of the rights or privileges of the holder of Common Stock until such time as Shares of Common Stock are issued or transferred to the Participant.

         (f) Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by any grantee in any calendar year under this or another plan of the Company and its Affiliates may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options (taking Options into account in the order in which they were granted) shall be treated as Non-Qualified Stock Options. In such case, the corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of any Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as Incentive Stock Option shares in the stock transfer records of the Company.

         The exercise price of any Incentive Stock Option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such Option shall not exceed five years.

         (g) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

SECTION 7. RESTRICTED STOCK

         (a) Grant by Company. The Board, upon recommendation of the Committee, shall have authority to determine the Participants to whom Shares of Restricted Stock (including Premium Shares, as defined below) shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, and the other terms and conditions of such Awards.

         (b) Participant Election. Each Participant may elect Restricted Stock in lieu of a portion of any annual cash bonus earned by such Participant up to 20% of such annual cash bonus. Such election is a one-time election to be made annually during a Trading Window, as defined in the Company's Trading Policy, with the right to amend the election in writing up to a maximum of two times per fiscal year during Trading Windows only. Such Restricted Stock will vest ratably over a period of years as determined by the Board. Such Restricted Stock may have a premium in shares (the "Premium Shares") greater than the portion of the bonus to be paid in Restricted Shares, as determined by the Board, which Premium Shares shall be delivered to the Participant when the Award is fully vested, provided that the Participant is in the employ of the Company when vesting occurs.

         (c) Transfer Restrictions. The Company shall deliver certificates for Restricted Shares to the Participant or the Participant's legal representative upon the lapse of all restrictions applicable to such shares of Restricted Stock.

         (d) Payment. Each share of Restricted Stock shall be paid in Shares, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

         (e) Rights of Ownership. The Participant shall have all rights of ownership to the Restricted Stock, including voting rights, dividends and other distributions paid on or in respect of any Shares of Restricted Stock, except for rights of transfer, which shall not exist until vesting has occurred.


SECTION 8. TERMINATION OF EMPLOYMENT.

         (a) In the event a Participant (other than a Non-Employee Director) shall cease to be employed by the Corporation while he is holding one or more Options, each outstanding Option which is exercisable on the date of such termination shall expire at the earlier of the expiration of its term or one year, unless the Board determines otherwise.

         Unless otherwise determined by the Board, any portion of an Option held by a Participant (other than a Non-Employee Director) that is not exercisable on the date such Participant's employment terminates shall expire as of such termination date.

         (b) Restricted Stock. In the event of a Participant's retirement, permanent and total disability, or death, or in cases of special circumstances, the Board may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part, any or all remaining restrictions with respect to such Participant's entitlement to shares of Restricted Stock, including any Premium Shares. In the event of a Participant's death while in the employ of the Company, any or all remaining restrictions with respect to such Participant's entitlement to shares of restricted stock shall be deemed waived by the Board.

SECTION 9. TERMINATION OF SERVICE AS A DIRECTOR

         (a) In the event a Director shall cease to serve as a Director of the Corporation while he or she is holding one or more Options, each outstanding Option which is exercisable as of the date of such termination shall expire at the earlier of the expiration of its term or one year, unless the Board determines otherwise.

         Unless otherwise determined by the Board, any portion of an Option held by a Director which has not become exercisable as of the date a Director ceases to serve as a Director of the Corporation shall terminate as of such date.

SECTION 10. CHANGE IN CONTROL.

         Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted as may apply to the type of Award.

SECTION 11. AMENDMENT AND TERMINATION.

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension discontinuation or termination shall be made without stockholder approval to: increase the number of shares issuable; reduce the exercise price of Options or extend the termination period of the Plan. The Board, however, may not amend or terminate the Plan without a Participant's consent insofar as it would adversely affect a Participant's rights to previously granted Awards.

         (b) Cancellation. Any Award granted hereunder may be canceled with the approval and agreement of the Participant in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

SECTION 12. GENERAL PROVISIONS

         (a) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO.

         (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

         (c) Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and a legend or legends may be put on any such certificates to make appropriate reference to such restrictions.

         (d) Withholding. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, or Shares), of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

         (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (g) Rights as Stockholder. No holder of an Award of stock options or beneficiary of any such Award shall have any rights as a stockholder with respect to such options until he or she has exercised such option and become the holder of Shares. In connection with each grant of Restricted Stock hereunder, the applicable Award shall be entitled to the rights of a stockholder in respect of such Restricted Stock, except for such transfer restrictions as may be applicable thereto.

         (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

         (i) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (j) Other Laws. The Company may refuse to issue or transfer any Shares or other consideration under an Award if, it determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless the Board has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws any other laws to which such offer, if made, would be subject.

         (k) No Trust Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires rights pursuant to an Award, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

         (l) No Obligation to Exercise Options. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

         (m) Plan Expenses. Any expenses of administering this Plan shall be borne by the Company.

         (n) No Warranty of Tax Effect. Except as may be contained in any Award Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect of foreign, federal, state, or local tax on any Awards.

SECTION 13. RESTATEMENT OF SHARE OWNERSHIP GUIDELINES.

         (a) Applicability. The Board established the one-time Share ownership guidelines in connection with its adoption of the Company's 1998 Omnibus Equity Award Plan. These guidelines are restated in paragraph 13 (d) below. These guidelines are applicable to the Chief Executive Officer of the Company ("CEO") and to managerial Participants designated by the Board (together, "Designated Participants").

         (b) Measurement. Share ownership guidelines are in terms of the Fair Market Value of Shares to be owned relative to the positions held and the base salaries of the Designated Participants. Ownership levels and guidelines will be reviewed (and if advisable modified) by the Board (upon recommendation of the Committee) periodically, based on internal reports and overall operations of the Company.

         (c) Targeted Levels. Designated Participants will either from inception of the Company's 1998 Omnibus Equity Award Plan or commencement of employment have five years to reach the targeted guideline levels of Share ownership set forth in Paragraph 13 (d) below (except, that if a Designated Participant's Base Salary is increased from under $100,000 to $100,000 or more, such Participant will have only three years from the date of the increase in Base Salary to reach the targeted guideline level of share ownership), which levels can be changed, modified, or suspended by the Board. Restricted Stock awarded to a Participant shall be included in calculating Shares owned.

         (d) Guidelines. The one-time share ownership guidelines are as follows:

                  (i) The CEO shall at all times own Shares with a Fair Market Value equal to two times his or her Base Salary.
                  (ii) All other Designated Participants with a Base Salary of less than $100,000 shall at all times own Shares with a Fair Market Value equal to one-half his or her Base Salary.
                  (iii) All other Designated Participants with a Base Salary of $100,000 or more shall at all times own Shares with a Fair Market Value equal to his or her Base Salary.

SECTION 14. EFFECTIVE DATE; TERMINATION DATE

         The Plan is effective as of September 5, 2002, the date on which the Plan was adopted by the Board, subject to approval of the shareholders within twelve months of such date. Unless previously terminated, the Plan shall terminate on the close of business on September 5, 2012, ten years from its effective date. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.


                                ACETO CORPORATION
                                 ONE HOLLOW LANE
                        LAKE SUCCESS, NEW YORK 11042-1215

                                ACETO CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Leonard S. Schwartz and Douglas Roth, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Common Stock of Aceto Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on December 5, 2002 at the Company's offices, One Hollow Lane, Suite 201,Lake Success, New York 11042, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

PLEASE INDICATE HOW YOUR STOCK IS TO BE VOTED.IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN,THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES "IN ITEM 1 AND "FOR " ITEMS 2 AND 3.

                                ACETO CORPORATION
                                 P.O. BOX 11199
                            NEW YORK, N.Y. 10203-0199

      (1) Election of Directors
      FOR all nominees listed below   *EXCEPTIONS   WITHHOLD AUTHORITY to vote

Nominees: Leonard S. Schwartz , Samuel I. Hendler, Robert A. Wiesen, Stanley H. Fischer, Albert L. Eilender, Ira S. Kallem and Hans C. Noetzli.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX ABOVE AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions
________________________________________________________________________________

(2) Ratify adoption of the Company's 2002 Stock Option Plan
     .
FOR                        AGAINST                   ABSTAIN

(3) Ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

FOR                        AGAINST                   ABSTAIN

(4) In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Change of Address Mark Here

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed with the full corporate name by a duly authorized officer.
Dated:                                            , 2002
      --------------------------------------------

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(Signature of Stockholder)

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